UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2019

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On April 17, 2019, Centric Brands Inc., a Delaware corporation (the “Company”), entered into the first amendment and waiver (the “1L Amendment”) to the first lien credit agreement, dated as of October 29, 2018, by and among the Company, Ares Capital Corporation, as administrative agent, ACF FinCo I LP, as collateral agent and revolving agent, HPS Investment Partners, LLC, as documentation agent, and certain other lenders party thereto (the “First Lien Credit Agreement”) to, among other things: (i) increase the aggregate commitments under the senior secured asset based revolving credit facility (the “Revolving Facility”) under the First Lien Credit Agreement from $150.0 million aggregate principal amount to $200.0 million; (ii) increase the amount of the permitted securitization facility under the Receivables Purchase Agreement (as defined below) from $550.0 million to $600.0 million; (iii) increase the borrowing base of the First Lien Credit Agreement as set forth in the 1L Amendment; and (iv) amend and restate the Company’s consolidated fixed charge ratio covenant.

On April 17, 2019, the Company entered into the first amendment and waiver (the “2L Amendment”) to the second lien credit agreement, dated as of October 29, 2018, by and among the Company, the lenders party thereto, and U.S. Bank National Association, as Administrative Agent and Collateral Agent (the “Second Lien Credit Agreement”) to, among other things, increase the amount of amount of indebtedness under the First Lien Credit Agreement from $795.0 million to $845.0 million.

In connection with the 1L Amendment, the Company paid the lenders under the Revolving Facility a fee of $1.5 million. Also, on or around April 15, 2019, the Company received consents under the First Lien Credit Agreement, the Second Lien Credit Agreement and under the Receivables Purchase Agreement, dated as of October 29, 2018, by and among Spring Funding, LLC, as seller, the purchasers from time to time party thereto, PNC Bank, National Association, as Administrative Agent, Differential Brands Group Inc., as initial Servicer, and PNC Capital Markets LLC, as Structuring Agent (the “Receivables Purchase Agreement”) to, among other things, extend the deadline for the Company to complete and publicly file its 2018 year-end financial statements until May 15, 2019.

The foregoing descriptions is only a summary of the material provisions of the 1L Amendment and the 2L Amendment, respectively, and are qualified in their entirety by reference to copies of the 1L Amendment and the 2L Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 and Waiver dated April 17, 2019, to First Lien Credit Agreement dated October 29, 2018, by and among Differential Brands Group Inc., the lenders party thereto, Ares Capital Corporation, as Joint Lead Arranger, Bookrunner and Administrative Agent, ACF Finco I LP, as revolving agent and collateral agent, and HPS Investment Partners, LLC, as Joint Lead Arranger, Bookrunner and Documentation Agent.*
10.2	Amendment No. 1 and Waiver dated April 17, 2019, to Second Lien Credit Agreement, dated as of October 29, 2018, by and among Differential Brands Group Inc., the lenders party thereto, and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

*       The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: April 17, 2019	By:	/s/ Anurup Pruthi
Name: Anurup Pruthi
Title: Chief Financial Officer